Exhibit 99.4

SINO GREEN LAND CORPORATION

AND THE ACQUIRED ENTITIES UNAUDITED

PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction and Description of the Transactions

Capitalized terms used and not defined in this Exhibit shall have the meanings assigned to them in the Current Report on Form 8-K/A to which this Exhibit is attached.

On August 7, 2026, Sino Green Land Corporation (the “Company” or “SGLA”), a Nevada corporation engaged, through its subsidiaries, in the recycling of polyethylene terephthalate (“PET”) plastics and the manufacture and trading of related plastic products, entered into stock purchase agreements (each, an “SPA”) with the equity holders of (i) Invent Fortune Sdn. Bhd. (“Invent Fortune”), a Malaysia-based raw-material trading company, pursuant to which the Company acquired all of the equity interests of Invent Fortune in exchange for an aggregate of 36,527,833 shares of the Company’s common stock, and (ii) Xing Da Plastics Sdn. Bhd. (“Xing Da”), a Malaysia-based plastics manufacturer, pursuant to which the Company acquired 60% of the equity interests of Xing Da in exchange for an aggregate of 4,800,000 shares of the Company’s common stock. Both acquisitions were completed on September 29, 2026.

On September 30, 2026, the Company entered into an SPA with Cheng You (the “Seller”) pursuant to which the Company will acquire 80% of the equity interests of Hi-Quality Productions Inc. (“Hi-Quality”), a New Jersey corporation, for a total consideration of $1,800,000, payable 30% in cash ($540,000) and 70% in shares of the Company’s common stock (2,100,000 shares at the fixed price of $0.60 per share). On November 4, 2026, the Company completed the closing contemplated by the Hi-Quality SPA, acquiring 80% of Hi-Quality’s issued and outstanding capital stock and paying and issuing to the Seller the first 40% of the total consideration, consisting of $216,000 in cash and 840,000 shares of the Company’s common stock valued at $504,000.

On September 30, 2026, the Company entered into a debt-to-equity conversion agreement with Mr. Luo Xiong and Ms. Wo Kuk Ching (majority shareholders of the Company), Empower International Trading Sdn. Bhd. (shareholder of the Company) and Xu Liming (a third party) (collectively, the “Creditors”), pursuant to which unsecured, demand loans amounting to $2,400,528 owed to the Creditors were converted in full into 4,801,056 shares of the Company’s common stock at a fixed conversion price of $0.50 per share, and the loans were cancelled and extinguished with a release of all related claims.

Invent Fortune, Xing Da and Hi-Quality are collectively referred to as the “Acquired Entities”, and the acquisitions of Invent Fortune, Xing Da and Hi-Quality and the debt-to-equity conversion are collectively referred to as the “Transactions”.

As a result of the Transactions, the pro forma number of shares of the Company’s common stock issued and outstanding is 210,322,127, as detailed below:

Shares of common stock issued and outstanding	Shares of common stock
Issued and outstanding as of June 30, 2026	162,093,238
Shares issued for the acquisition of Invent Fortune(1)	36,527,833
Shares issued for the acquisition of Xing Da(2)	4,800,000
Shares issued upon the debt-to-equity conversion(3)	4,801,056
Shares issued for the acquisition of Hi-Quality(4)	2,100,000
Pro forma shares of the combined common stock issued and outstanding	210,322,127

(1) The consideration shares for Invent Fortune are issuable in three tranches (7,305,567 shares issued at closing on September 29, 2026, and 29,222,266 shares issuable three and six months following closing);

(2) The consideration shares for Xing Da are issuable in three tranches (960,000 shares issued at closing on September 29, 2026, and 3,840,000 shares issuable three and six months following closing);

(3) The consideration shares upon the debt-to-equity conversion will be issued three months following closing.

(4) The consideration shares for Hi-Quality are issuable in three tranches (840,000 shares issued at closing on November 4, 2026, and 1,260,000 shares issuable six and twelve months following closing).

The unaudited pro forma condensed combined financial information assumes that all consideration shares had been issued as of June 30, 2026.

The unaudited pro forma condensed combined balance sheet as of June 30, 2026 combines the historical balance sheet of the Company as of June 30, 2026 with the historical balance sheets of the Acquired Entities as of June 30, 2026, on a pro forma basis as if the Transactions had been consummated on June 30, 2026.

The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2026 combines the historical statement of operations of the Company for the year ended June 30, 2026 with the historical statements of operations of the Acquired Entities for the year ended June 30, 2026, on a pro forma basis as if the Transactions had been consummated on July 1, 2025, the beginning of the fiscal year presented.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are incorporated by reference in the Current Report on Form 8-K/A to which this Exhibit is attached:

Historical financial statements	Incorporated by reference as	Independent auditor and report date
Sino Green Land Corporation - audited consolidated financial statements as of and for the years ended June 30, 2026 and 2025	Form 10-K as filed with the SEC on September 28, 2026	Audit Alliance LLP, September 28, 2026
Invent Fortune Sdn. Bhd. - audited financial statements as of and for the year ended June 30, 2026	Exhibit 99.1	EliteCPA P.C., November 10, 2026
Xing Da Plastics Sdn. Bhd. - audited financial statements as of and for the years ended June 30, 2026 and 2025	Exhibit 99.2	EliteCPA P.C., November 10, 2026
Hi-Quality Productions Inc. - audited financial statements as of and for the years ended June 30, 2026 and 2025	Exhibit 99.3	Audit Alliance LLP, November 10, 2026

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Company’s financial condition or results of operations would have been had the Transactions been consummated on the dates indicated. The unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the combined company. The unaudited pro forma condensed combined financial statements include certain assumptions, which may ultimately not come to fruition. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments and the assumptions included in the unaudited pro forma condensed combined financial statements represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined company.

Accounting Treatment of the Transactions

Invent Fortune

The acquisition of Invent Fortune constitutes a transfer of a business between entities under common control: Invent Fortune is 34% controlled by Mr. Luo Xiong and Ms. Wo Kuk Ching, who, together with parties acting in concert with them pursuant to a concert party agreement, control 100% of the Company. Accordingly, the acquisition is accounted for in a manner similar to the pooling-of-interests method in accordance with ASC 805-50: Invent Fortune’s assets and liabilities are combined at their historical carrying amounts, its shareholders’ equity is eliminated against the shares issued, and no goodwill or noncontrolling interests are recognized. Invent Fortune’s results of operations are combined with those of the Company for the entire period presented, as if the acquisition had occurred at the beginning of the earliest period presented.

Xing Da

The acquisition of Xing Da is accounted for as a business combination in accordance with ASC 805, Business Combinations, with the Company as the acquirer. The fair value of the share consideration has been measured at $0.60 per share, aggregating $2,880,000. The Company recognized a noncontrolling interest measured at the proportionate share (40%) of Xing Da’s identifiable net assets as of June 30, 2026, and goodwill equal to the excess of the consideration over that proportionate share; such goodwill is provisional and subject to revision.

Hi-Quality

The acquisition of Hi-Quality is accounted for as a business combination in accordance with ASC 805, Business Combinations, with the Company as the acquirer. The fair value of the total consideration of $1,800,000 is measured based on the cash consideration and the fixed issue price of $0.60 per share for the consideration shares agreed in the Hi-Quality SPA. Upon giving effect to the acquisition, the Company recognizes a noncontrolling interest measured at the proportionate share (20%) of Hi-Quality’s identifiable net assets and goodwill equal to the excess of the consideration over that proportionate share; such goodwill is provisional and subject to revision.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2026

(All amounts in US$)

	Sino Green Land Corporation	Invent Fortune	Xing Da	Hi-Quality	Transaction Accounting Adjustments	Note	Pro Forma Combined
	$	$	$	$	$		$
ASSETS
Current assets
Cash and cash equivalents	204,020	2,933	172,468	93,317	(230,000)	F	242,738
Accounts receivable, net	82,850	24,707	824,790	232,409	-		1,164,756
Amount due from related parties	-	1,224,542	-	-	(1,224,542)	A	-
Inventories	117,352	-	396,920	557,907	-		1,072,179
Prepaid expenses and other current assets	89,584	676	90,097	48,252	-		228,609
Total current assets	493,806	1,252,858	1,484,275	931,885	(1,454,542)		2,708,282
Non-current assets
Property, plant and equipment, net	4,033,862	868	510,770	290,534	-		4,836,034
Operating leases right-of-use assets	-	-	464,518	217,514	-		682,032
Finance lease right-of-use assets	29,933	-	-	-	-		29,933
Goodwill	-	-	-	-	2,111,741	C	3,605,037
					1,493,296	D
Total non-current assets	4,063,795	868	975,288	508,048	3,605,037		9,153,036
TOTAL ASSETS	4,557,601	1,253,726	2,459,563	1,439,933	2,150,495		11,861,318

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities
Accounts payable	1,224,542	57,736	294,399	558,965	(1,224,542)	A	911,100
Accrued expenses and other payables	258,538	56,308	243,541	185,526	540,000	D	1,283,913
Contract liabilities	161,158	-	-	-	-		161,158
Amount due to related parties	2,273,528	121,048	74,845	-	(2,273,528)	E	195,893
Loan from third party	833,619	-	-	-	-		833,619
Bank loan, current	86,453	-	9,174	-	-		95,627
Short-term borrowing	127,000	-	-	-	(127,000)	E	-
Operating lease liabilities, current	-	-	226,318	124,911	-		351,229
Finance lease liabilities, current	11,409	-	-	-	-		11,409
Total current liabilities	4,976,247	235,092	848,277	869,402	(3,085,070)		3,843,948
Non-current liabilities
Bank loan, non-current	2,103,448	-	33,590	-	-		2,137,038
Operating lease liabilities, non-current	-	-	238,200	88,207	-		326,407
Finance lease liabilities, non-current	13,425	-	-	-	-		13,425
Deferred income tax liabilities	-	-	59,065	98,944	-		158,009
Total non-current liabilities	2,116,873	-	330,855	187,151	-		2,634,879
Total liabilities	7,093,120	235,092	1,179,132	1,056,553	(3,085,070)		6,478,827
Stockholders’ equity (deficit) equity
Preferred stock	1,784	-	-	-	-		1,784
Common stock	162,093	-	-	15	36,528	B	210,322
					4,800	C
					2,085	D
					4,801	E
Additional paid-in capital	3,475,358	810,883	1,208,206	-	(36,528)	B	10,778,540
					1,666,994	C
					1,257,900	D
					2,395,727	E
Accumulated other comprehensive (loss) income	(81,170)	49,772	11,978	-	(11,978)	C	(31,398)
(Accumulated deficit) retained earnings	(6,093,584)	157,979	60,247	383,365	(60,247)	C	(6,165,605)
					(383,365)	D
					(230,000)	F
Total stockholders’ (deficit) equity	(2,535,519)	1,018,634	1,280,431	383,380	4,646,717		4,793,643
Non controlling interests	-	-	-	-	512,172	C	588,848
					76,676	D
Total (deficit) equity	(2,535,519)	1,018,634	1,280,431	383,380	5,235,565		5,382,491
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	4,557,601	1,253,726	2,459,563	1,439,933	2,150,495		11,861,318

See accompanying notes to the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 2026

(All amounts in US$, except for number of shares)

	Sino Green Land Corporation (Historical)	Invent Fortune (Historical)	Xing Da (Historical)	Hi-Quality (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
	$	$	$	$	$		$

Revenues	1,422,451	1,134,336	3,524,884	2,727,690	(771,037)	A2	7,874,276
					(110,787)	A3
					(53,261)	A4
Cost of revenues	(2,073,261)	(1,041,071)	(2,963,978)	(1,761,807)	771,037		(6,905,032)
					110,787
					53,261
Gross (loss) profit	(650,810)	93,265	560,906	965,883	-		969,244
Operating expenses
General and administrative expenses	(569,782)	(112,192)	(279,209)	(930,132)	-		(1,891,315)
Selling expenses	-	-	(102,791)	-			(102,791)
Total operating expenses	(569,782)	(112,192)	(382,000)	(930,132)	-		(1,994,106)
(Loss) income from operations	(1,220,592)	(18,927)	178,906	35,751	-		(1,024,862)
Other income	4,438	-	-	-			4,438
Interest income	31	-	-	-			31
Interest expenses	(176,908)	-	(1,747)	(6,000)			(184,655)
(Loss) income before income tax	(1,393,031)	(18,927)	177,159	29,751	-		(1,205,048)
Income tax (expense) benefit	-	4,542	(82,504)	(6,248)	-		(84,210)
Net (loss) income	(1,393,031)	(14,385)	94,655	23,503	-		(1,289,258)
Net income attributable to non controlling interests					(42,563)		(42,563)
Net (loss) income attributable to the shareholders of SGLA	(1,393,031)	(14,385)	94,655	23,503	(42,563)		(1,331,821)

Loss per share
Basic and diluted weighted average shares outstanding							210,322,127
Basic and diluted loss per share							(0.006)

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Note 1—Basis of the Pro Forma Presentation

The Transactions have been accounted for in accordance with U.S. GAAP. The acquisition of Invent Fortune, which is a transfer of a business between entities under common control, has been accounted for in a manner similar to the pooling-of-interests method in accordance with ASC 805-50: Invent Fortune’s assets and liabilities are combined at their historical carrying amounts, its shareholders’ equity is eliminated against the shares issued, and no goodwill or noncontrolling interests are recognized. The acquisitions of Xing Da and Hi-Quality are accounted for as business combinations in accordance with ASC 805, Business Combinations, with the Company as the legal and accounting acquirer: the consideration is measured at fair value, noncontrolling interests are recognized at their proportionate share of the acquirees’ identifiable net assets, and any excess of the consideration over those proportionate shares is recognized as goodwill, which is provisional and subject to revision. The debt-to-equity conversion is reflected as an equity transaction, with the related demand loans extinguished against the shares issued.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. Article 11 provides guidance to depict the accounting for the Transactions (“Transaction Accounting Adjustments”) and to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management Adjustments”). Given that Management Adjustments, if any, would not enhance an understanding of the pro forma effects of the Transactions, the Company has elected not to present any Management Adjustments and is only presenting Transaction Accounting Adjustments in the accompanying unaudited pro forma condensed combined financial information.

The pro forma adjustments reflecting the consummation of the Transactions are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Transactions based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not include adjustments to income taxes as the Company is still evaluating the post-combination tax implications of the Transactions, including with respect to Hi-Quality, a U.S. corporation, and the Malaysian entities. Accordingly, the unaudited pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had such tax implications been finalized during the periods presented, nor does it reflect the amounts of pro forma deferred tax assets or liabilities arising from the Transactions as of the dates presented.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Company. They should be read in conjunction with the historical financial statements and notes thereto of the Company and the Acquired Entities, which are incorporated by reference in the Current Report on Form 8-K/A to which this Exhibit is attached.

Note 2—Pro Forma Adjustments

Pro Forma Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2026 are as follows:

(A) Elimination of intercompany balances.

This adjustment reflects the elimination of the trade receivables due from the Company recorded by Invent Fortune, arising from sales of goods to the Company as of June 30, 2026, against the accounts payable recorded by the Company.

(B) Combination of entities under common control — Invent Fortune.

This adjustment reflects the elimination of Invent Fortune’s shareholders’ equity against the shares issued as consideration, which are recorded at their par value with the remainder credited to additional paid-in capital. The acquisition is a transfer of a business between entities under common control and is accounted for in a manner similar to the pooling-of-interests method in accordance with ASC 805-50. No goodwill or noncontrolling interests arise from the combination, and Invent Fortune’s results of operations are included in the pro forma combined statement of operations for the entire period presented.

(C) Acquisition of Xing Da.

This adjustment reflects the recognition of the share consideration for the business combination accounted for under ASC 805, measured at the fixed issue price agreed in the Xing Da SPA, the noncontrolling interest measured at its proportionate share of Xing Da’s identifiable net assets, and goodwill equal to the excess of the consideration over that proportionate share. The consideration shares are issuable in three tranches, and the pro forma financial information assumes all consideration shares were issued. The goodwill is provisional, is subject to revision upon completion of the purchase price allocation, and is not amortized. No deferred tax effects have been recognized on the provisional fair value adjustments pending completion of the purchase price allocation.

(D) Acquisition of Hi-Quality.

This adjustment reflects the recognition of the total consideration for the business combination accounted for under ASC 805, comprising cash and shares of the Company’s common stock at the fixed issue price agreed in the Hi-Quality SPA, the noncontrolling interest measured at its proportionate share of Hi-Quality’s identifiable net assets, and goodwill equal to the excess of the consideration over that proportionate share. The consideration shares are issuable in three tranches, and the pro forma financial information assumes all consideration shares were issued. The goodwill is provisional, is subject to revision upon completion of the purchase price allocation, and is not amortized. No deferred tax effects have been recognized on the provisional fair value adjustments pending completion of the purchase price allocation. The unpaid portion of the cash consideration is presented within accrued expenses and other payables on the pro forma balance sheets.

(E) Debt-to-equity conversion.

This adjustment reflects the conversion of the demand loans into shares of the Company’s common stock, reducing amounts due to related parties and short-term borrowing, with the offset credited to common stock, at par value, and additional paid-in capital. The conversion shares are included in the pro forma weighted average shares outstanding as if issued on July 1, 2025.

(F) Accrued acquisition expenses.

This adjustment reflects the accruals of total estimated professional fees incurred by SGLA and Acquired Entities not yet recognized in its historical financial statements. These costs are accounted for as expenses.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended June 30, 2026 are as follows:

(A2) Elimination of intercompany revenue.

This adjustment reflects the elimination of intercompany revenue recognized by Invent Fortune on sales of goods to the Company, which the Company recorded in cost of revenues.

(A3) Elimination of intercompany revenue.

This adjustment reflects the elimination of intercompany revenue recognized by Invent Fortune on sales of goods to Xing Da, which Xing Da recorded in cost of revenues.

(A4) Elimination of intercompany revenue.

This adjustment reflects the elimination of intercompany revenue recognized by Xing Da on sales of goods to Hi-Quality, which Hi-Quality recorded in cost of revenues.

Note 3—Loss per Share

As the Transactions are being reflected as if they had been consummated on July 1, 2025, the calculation of weighted average shares outstanding for pro forma basic and diluted net loss per share assumes the following events occurred as of July 1, 2025:

For the Year Ended June 30, 2026
Pro forma net loss	$(1,331,821)
Weighted average shares outstanding – basic	210,322,127
Weighted average shares outstanding – diluted	210,322,127
Net loss per share – basic	$(0.006)
Net loss per share – diluted	$(0.006)

Weighted average shares calculation, basic and diluted
Issued and outstanding as of June 30, 2026	162,093,238
Shares issued for the acquisition of Invent Fortune	36,527,833
Shares issued for the acquisition of Xing Da	4,800,000
Shares issued upon the debt-to-equity conversion	4,801,056
Shares issued for the acquisition of Hi-Quality	2,100,000
Pro forma shares of the combined common stock issued and outstanding	210,322,127